EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------


            This agreement (the "Agreement) is made and effective as of October 23, 2002, by and between Bioenvision Ltd, a private limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Bioenvision, Inc, a Delaware Corporation (the "Company"), and Hugh S Griffith (the "Executive").


            WHEREAS, the Company desires to continue to retain the Executive in its employ as Commercial Director (Europe) of the Company for the period provided in this Agreement and the Executive has agreed to continued employment with the Company in accordance with the contractual terms and conditions set forth below; and


            WHEREAS, this Agreement is intended to, and shall, set forth the definitive agreement of the parties.


            NOW, THEREFORE, for and in consideration of these recitals and premises, and the respective promises, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


            Section 1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts such employment with the Company, for the term of employment set forth in Section 2 hereof, all upon the terms and conditions hereafter set forth.


            Section 2. Term. Employment shall be for a term commencing on October 6, 2002, and, subject to prior termination under Section 8, Section 9,
Section 10, Section 12 or Section 13 hereof expiring on the one-year anniversary of such date (October 6, 2003); provided, however, that if the Company has not delivered to Executive written notice of termination no less than thirty (30) days prior to October 6, 2003, the term shall extend beyond such date and the following sentence shall apply. Following October 6, 2003, the term of this Agreement automatically shall be extended for additional six-month terms unless and until terminated by the Company giving the Executive no less than 6 months prior written notice or the Executive giving the Company no less than 3 months prior written notice, which notice shall be delivered in accordance with Section 19 hereof For purposes of this Agreement, any reference to the "term" of this Agreement shall include the original term and any extension thereof.


Section 3. Duties of the Executive. The Executive shall serve as Commercial Director (Europe) of the Company. The Executive shall perform such executive duties as a Commercial Director (Europe) would normally perform or as otherwise specified in the By-Laws of the Company as in effect on the date of this Agreement, and shall perform in addition thereto, such other reasonable duties as the Board of Directors of the Company (together with any applicable sub-committee or sub-committees thereof, the "Board") may request consistent with Executive's position and title. Except as may otherwise be approved in advance by the Board and except during vacation periods and periods of absence due to sickness, personal injury or other disability, the Executive shall devote all of his working time and his best efforts to the performance of his duties hereunder. Notwithstanding the foregoing, nothing contained herein shall preclude the Executive from (a) serving on the boards of directors or other companies or organizations with the approval of the Board (not to be unreasonably withheld) or serving on the boards of directors of not-for-profit companies or organizations without the approval of the Board, (b) investing in and managing passive investments or (c) pursuing his personal, financial and legal affair provided that such activity does not materially interfere with the performance of the Executive's obligations hereunder.


            Section 4.  Compensation


(a) For the period commencing on the date of this Agreement, the Executive's base salary shall be (pound)120,000 (and during the term of this Agreement, not less than (pound)120,000) on an annualized basis. During the term of the Agreement the Executive's salary shall be reviewed at least annually by the Board to determine whether any further increase is warranted and appropriate. Except as set forth in this Section 4, such compensation shall be payable at the times and in the manner consistent with the Company's general policies regarding compensation of executive employees, but in no event less frequently than once each calendar month.



            (b) The Company hereby grants and issues to the Executive, incentive stock options (subject to stockholder approval of the related option plan, otherwise such options shall be non-qualified stock options under the Internal Revenue Code) with terms commensurate with the terms of options previously issued to the Company's management to purchase 300,000 share of common stock at an exercise price equal to $1.45 per share (the average of the high and low bid price of shares of the Company's common stock on the date hereof (the "Grant" Date")); 100,000 of which options vest on each of the first, second and third anniversaries of October 23, 2002 or earlier upon Executive's departure for good reason (pursuant to one or more of the events set forth in Sections 9 (i) or 9 (ii)), a Change of Control (as defined in Section
9) or termination other than for Cause (as defined in Section 8). If Executive resigns other than for good reason, Executive shall forfeit all unvested stock options issuable hereunder as of the effective date of such resignation. If Executive is terminated for Cause, Executive shall forfeit all vested and unvested stock options issued or issuable hereunder as of the effective date of such termination. If a Change of Control (as defined under Section 9) occurs which prevents any incentive stock options of Executive from receiving favourable tax treatment under Section 422 of the Internal Revenue Code of 1986, Executive shall be held harmless from any loss of such favourable tax treatment.


            (c) In addition to the base salary provided by Section 4(a) hereof and the incentive stock options provided in Section 4 (b) hereof, the Executive shall be eligible annually to receive any incentive bonus (the "Bonus") that the Board may grant to him based on the Company's executive compensation plan then in effect, based on the Board's assessment of the Executive's individual performance, which decision shall be made by the Board in its sole discretion. The Board shall give written notice to the Executive of the grant of any such Bonus and the amount thereof upon direction of the Board. Such Bonus shall be payable on the next date on which the Executive is entitled to receive a payment of his base compensation. The Board may from time to time authorize such additional compensation to the Executive, in cash, property, options or warrants as the Board may determine in its sore discretion to be appropriate. Payment of any bonus, if any, is in the sole and absolute discretion of the Board.


            Section 5.  Executive Benefits.

            (a) In addition to the compensation described in Section 4, the Company shall make available to the Executive and his eligible dependants such benefits which are comparable to those provided to other executive and management employees of the Company, including without limitation, any medical, group hospitalization, health, dental care or sick leave plan, life or other insurance or death benefit plan, travel or accident insurance or other present or future group employee benefit plan or program of the Company for which key executives are or shall become eligible.


            (b) The Executive shall also be entitled to the benefit of a vehicle to be provided by the Company, of a type appropriate to the Executive's position within the company, in the discretion of the Chairman of the Board, for use by the Executive in carrying out his duties and also for his reasonable personal use (which such reasonable personal use shall be determined in the sole discretion of the Chairman of the Board).


            (c) The Executive shall be entitled to 4 weeks paid vacation per year, which shall be pro-rated for partial years. The Executive may carry over from year to year up to 1 month of unused vacation time. Notwithstanding anything herein to the contrary, the Executive may not take more than two (2) weeks vacation during any twelve (12) week period without the prior written permission of the Board, which shall not be unreasonably withheld. Upon a Change of Control (as defined in Section 9), Executive promptly shall receive a one-time cash payment for accrued vacation time at his then-current base salary for up to 1 month of unused vacation time.


            Section 6. Expenses. The Company shall also pay or reimburse the Executive for all reasonable and necessary expenses incurred by the Executive in connection with his duties on behalf of the company in accordance with the general policies of the Company and his employment by the Company pursuant to this Agreement.


            Section 7. Place of Performance. In connection with his employment by the Company, unless otherwise agreed by the Executive, the Executive shall be based at the principal executive offices of the Company in Edinburgh, UK, except for travel reasonably required for Company business.


            Section 8. Termination. (a) The Company may terminate Executive's employment hereunder for "Cause" which shall mean:


                (1) The Executive is indicted for any crime involving moral turpitude or punishment by imprisonment;


                (2) Executive's commission of an act of fraud;

                (3) Executive's continuing repeated wilful failure or refusal to perform his duties as required by this Agreement, provided, that termination of Executive's employment pursuant to this subparagraph (c) shall not constitute valid termination for Cause unless Executive shall have first received written notice from the Board stating with reasonable specificity the nature of such failure or refusal and affording Executive at least fifteen (15) days to correct the act or omission complained of;


                (4) Gross negligence, insubordination, or material violation by Executive of any duty of loyalty to the Company or any other material misconduct on the part of Executive; or


                (5) A material breach of this Agreement by the Executive.


            (b) In addition, the Company may terminate Executive's employment hereunder without "Cause" (as defined in Section 8(a) above).


            Section 9. Resignation. (a) In the event that during the term of this Agreement:


            (i) the Company shall (A) fail to continue the Executive as Commercial Director (Europe); (B) reduce the Executive's base salary below the minimum amount specified in Section 4(a) without the Executive's prior written consent; (C) materially violate any material term of this Agreement (each, a "Permitted Resignation"); or


            (ii) there shall occur a "Change of Control", which shall mean the occurrence during the term of this Agreement of any of the following events:


(A) the Company is merged, consolidated or reorganized into or with another corporation or other legal persona, and as a result of such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction, or


(B) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than fifty percent (50%) of the combined voting power of the then outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer, or


(C) Any change in the constitution of the Board of Directors of the Company in conjunction with a transaction contemplated by Sections 9(ii)(A) or 9(ii)(B) above;


then, in each case outlined above in this Section 9, the Executive, at his sole option, may give notice to the Company at any time within ten (10) days after the occurrence of any such event of his election to resign and terminate this Agreement effective immediately upon receipt of such notice (delivered in accordance with Section 19 hereof), or effective upon such other date (not later than (10) days following such notice) that the Executive may designate in such notice (the "Effective Date") and Executive shall receive the payments and other compensation provided in Section 4(b) and Section 11.


            (b) In addition to the foregoing, Executive shall have the right to resign other than such resignations as would constitute a Permitted Resignation or other than upon a Change of Control, in each case, in accordance with the terms set forth in Section 2 above.


            Section 10. Death. The term of this Agreement shall terminate on the death of Executive.

Section 11. Termination Payment. If the Executive's employment hereunder is terminated by the Executive by Permitted Resignation, upon a Change of Control or by the Company other than for Cause, prior to the end of the term of this Agreement then the Company shall be obligated to pay to the Executive certain termination payments and make available certain benefits, as follows:


            (a) Termination Payment. The Company shall pay to the Executive a lump sum in cash, payable within ten (10) business days after the effective date of such termination, equal to the sum of (i) 0.5 multiplied by the Executive's base salary pursuant to Section 4, and (ii) a payment equal to six (6) months of Executive's then current base salary in complete satisfaction of the Company's obligation to provide no less than six (6) months prior written notice under
Section 2 above.


            (b) Options. Notwithstanding any provision to the contrary in any option agreement or other agreement or in any plan, except for a termination for Cause pursuant to Section 8 or a resignation by Executive under Section 9 which does not constitute a Permitted Resignation or does not occur upon a Change of Control, all of the Executive's outstanding stock options shall immediately vest and become exercisable and the Executive shall have the full term of the option to exercise any of the Executive's stock options.

Section 12. No other Termination Compensation. Except as specifically provided above, upon termination of this Agreement for any reason the Executive shall not be entitled to any severance pay or to any other compensation or payments (by way of salary, damages or otherwise) of any nature relating to this Agreement or otherwise relating to or arising out of his employment by the Company.


Section 13. Mitigation Obligation. The Executive shall mitigate damages by seeking other employment or otherwise; provided, however, that the Executive is under no obligation to mitigate any amount provided for by insurance policies under this Agreement.


Section 14. Forum Selection. Any disputes related to the subject matter hereof shall be litigated in the Scottish Courts.


Section 15. Indemnification. To the maximum extent permitted under the Laws of the State of Delaware (USA), By-Laws and Certificate of Incorporation of the Company as in effect from time to time:


            (a) The Executive shall be indemnified and held harmless by the Company, as provided under such corporate laws or such By-Laws, as applicable, for any and all actions taken or matters undertaken, directly or indirectly, in the performance of his duties and responsibilities under This Agreement or otherwise on behalf of the Company, and


            (b)without limiting clause (a), the Company shall indemnify and hold harmless the Executive from and against (i) any claim, loss, liability, obligation, damage, cost, expense, action, suit, proceeding or cause of action (collectively , "Claims".) arising from or out of or relating to the Executive's performance as an officer, director, employee or agent of the Company or any of its affiliates or in any other capacity, including, without limitation, any fiduciary capacity, in which the Executive serves at the request of the Company, and (ii) any cost or expense (including, without limitation, fees and disbursements of counsel) (collectively, "Expenses") incurred by the Executive in connection with the defence or investigation thereof. If any Claim is asserted or other matter arises with respect to which the Executive believes in good faith the Executive is entitled to indemnification as contemplated hereby, the Company shall pay the Expenses incurred by the Executive in connection with the defence or investigation of such Claim or matter (or cause such Expenses to be paid) on a monthly basis, provided that the Executive shall reimburse the Company for such amounts, plus simple interest thereon at the then currently prime rate as reported in the Wall Street Journal as in effect from time to time, compounded annually, if the Executive shall be found, as finally judicially determined by a court of competent jurisdiction not to have been entitled to Indemnification hereunder.


Notwithstanding the foregoing, the Company's obligation to indemnify Executive hereunder shall be subject to (i) timely notification by Executive hereunder of any claims that are subject to indemnification under this Section 15 (and any failure of Executive to so notify the Company which shall cause the Company to compromise any defence to such claim will cause the

Company not to be obligated to indemnify Executive hereunder) and (ii) the Company will have the right to undertake the defence of and compromise, settle or otherwise dispose of any claim for which it may be subject to indemnify Executive hereunder.


Section 16. Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, and contains all of the covenants and agreements between the parties with respect to such subject matter, and Executive has received legal counsel regarding the entirety of the Agreement.


Section 17. Withholding of Taxes. The Company may withhold from any amounts payable under this agreement all foreign, federal, state, city or other taxes as the Company is require to withhold pursuant to any law or government regulation or ruling.


Section 18. Successors and Binding Agreement.


            (a) The Company will reasonably require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company by agreement in form and substance satisfactory to the Executive acting reasonably, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such Successor shall therefore be deemed the "Company" for the purposes of this Agreement).


            (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes and legatees.


            (c) The rights of the Company under this Agreement may without the consent of the Executive, be assigned by the Company in its sole and unfettered discretion (i) to any person, firm, corporation or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquires all or substantially all of the assets of business of the Company, or
(ii) to any subsidiary or affiliate of the Company (the "Company Group"), or any transferee, whether by purchase, merger or otherwise, which directly or indirectly acquires all or substantially all of the assets of the Company or any other member of the Company Group.


            Section 19. Notices. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, request or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices or changes of address shall be effective only upon receipt.


            Section 20. Governing Law. Except as expressly set forth in this Agreement, the validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of Scotland,.


            Section 21. Severability and Reformation. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance there from, and, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 21.


            Section 22. Survival of Provisions. Notwithstanding any other provision of this Agreement, the parties respective rights and obligations under Sections 4, 5, 11, 12, 13, 14, 15, 16, 17 and 19 hereof, and under any other Sections that provide a party with rights (including without limitation, rights to receive payments) that have not been fully satisfied as of such termination or expiration, will survive any termination or expiration of this Agreement or the termination of the Executive's employment for any reason whatsoever.


            Section 23. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to "Sections" are to sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.


            Section 24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original copy.


            Section 25. Confidentiality.


            (a) As used herein, the term "Confidential Information" with respect to any person means all trade secrets and confidential information and know-how of such person.


            (b) Executive acknowledges that in the course of his employment by the Company he will acquire Confidential Information of the Company and that such information constitutes a valuable asset of the Company. Executive shall not, without the prior written consent of the Company, while employed by the Company or any time thereafter, use or disclose or enable anyone else to use or disclose any Confidential Information of the Company (whether or not developed by Executive), except in the normal course of performing his duties for the Company.


            (c) In the event that Executive shall at any time receive any Confidential Information of any third party in connection with his employment by the Company, he shall maintain such Confidential Information in confidence in accordance with the Company's obligations to such third party.


            (d) While employed by the Company, Executive shall not use, or disclose to other employees of the Company, any Confidential Information of his former employers, former business associated or any other third parties, unless
(i) written permission has been given by such third parties to Executive permitting Executive to use and/or disclose such information and (ii) the Company approves in writing of such use and/or disclosure.


            Section 26. Return of Materials. Upon termination of Executive's employment with the Company for any reason (or prior thereto if requested by the Company), Executive shall promptly deliver to the Company all documents and other materials in his possession, custody or control (whether prepared by Executive or others) that relate in any manner to the past, present or anticipated business and affairs of the company, including, without limitation, any such documents and materials that contain or constitute Confidential Information.

            Section 27. Disclosure of Works and Invention/Assignment of Patents.


Executive shall promptly disclose to the Company or its nominee any and all works, inventions, discoveries and improvements that are authored, conceived or made by Executive while employed by the Company and that relate to the business or activities of the Company, and Executive hereby assigns and agrees to assign all of his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein with respect to such Letters of Patent or Copyrights which relate to the business or activities of the Company. Such obligations shall continue after Executive's employment with the Company terminates with respect to works, inventions, discoveries, and improvements authored, conceived or made by Executive during the period of his employment by the company, and shall be binding upon Executive's assigns, executors, administrator and other legal representatives.


            Section 28. Work Made for Hire. Executive acknowledges that his duties at the Company may include the preparation of materials, including written or graphic materials, and agrees that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the copyright Act of 1976, 17 U.S.C 1 et seq. In the event of publication of such materials, Executive understands that since work is a "work made for hire" the Company will solely retain and own all rights in such materials, including right of copyright.


            Section 29. Non-Solicitation and Non-Competition. Executive shall not, while employed by the Company and during the six month period following the date on which Executive's employment with the Company terminates for any reason (the "Specified Period"), directly or indirectly.


            (i) solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the employ of the Company;


            (ii) employ, or solicit for employment, on his behalf or on behalf of any other person (other than the Company), any person that is or was at any time an employee of the Company (excluding clerical employees); (provided, however, that the foregoing restriction shall cease to apply to a former employee of the Company months after he ceases to be employed by the Company); or


            (iii) take any other action detrimental to the relationship of the Company with its employees, customers or suppliers.


            In addition to the foregoing, while employed by the Company, Executive shall not (A) solicit the trade of, or trade with, any customer or prospective customer of the Company (except for the benefit of the Company) or
(B) engage in any business in the Specified Areas that is competitive with any aspect of the business that is being conducted (or planned) by the Company.


            Section 30. Other Restrictions on Competition. During the Specified Period, Executive shall not, whether alone or in association with any other person, directly or indirectly have any interest or association (including, without limitation, as a shareholder partner, director, officer, employee, consultant, sales representative, supplier, distributor, agent or lender) in or with any person engaged in a business in the Specified Areas that is in competition with the Company, provided, however, that the foregoing shall not prohibit Executive from owning securities of any publicity traded company that is engaged in any such business as long as Executive does not own at any time 5% or more of any class of the equity securities of such company.

            For purposes of the foregoing, the "Specified Areas" means worldwide.


            Section 31. Equitable Relief. Executive acknowledges that any remedy at law for any breach of any of the covenants contained in Section 25, 26, 27, 28, 29, 30 hereof may be inadequate. Accordingly, the Company shall be entitled (without the necessity of showing any actual damage or posting a bond or furnishing other security) to specific performance or any other mode of injunctive and/or equitable relief to enforce its rights under Sections or any other relief a court might aware, such rights to be cumulative with and not exclusive of any other remedy.


            Section 32. Underwriting. Whereas the payments and compensation contained within this Agreement are due to be paid by Bioenvision Limited, the UK subsidiary of Bioenvision Inc., in the event of the dissolution, receivership, administration, liquidation or other action leading to the cessation of business of Bioenvision Limited, Bioenvision Inc. hereby agrees to pay any salary, bonus, compensation or any other benefits which may be due to the Executive and shall indemnify him against any loss sustained as a result of any of the above actions relating to Bioenvision Limited.


                            [Signature page follows]

            IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the day and year first-above written.


               /s/ Hugh S. Griffith
               --------------------

               Hugh S Griffith




               BIOENVISION, LIMITED


               By:    /s/ Christopher B. Wood
                      -----------------------
                      Name: Christopher B. Wood
                      Title:      Director




ACKNOWLEDGED AND AGREED TO
(solely with respect to Section 32 hereof):




BIOENVISION, INC.


By:         /s/ David P. Luci
            -----------------
            Name:  David P. Luci
            Title:  Director of Finance, General Counsel